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                                   EXHIBIT 5.1

                               FORM OF OPINION OF

                             DENNIS P. SPATES, ESQ.


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                                [DPS LETTERHEAD]

            [This opinion letter will be dated and signed as of the commencement of the Offering and is subject to any changes in the documents or the laws concerned, which may occur before such date]

                                                           _______________, 1999

Baron Capital Properties, L.P.
7826 Cooper Road
Cincinnati, Ohio 45242

Ladies and Gentlemen:

      I have acted as securities counsel to Baron Capital Properties, L.P., a Delaware limited partnership (the "Partnership"), in connection with the exchange offering (the "Exchange Offering") by the Partnership of up to 2,500,000 Units (the "Units") of limited partnership interest in the Partnership pursuant to a Prospectus dated ______________, 1999 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Prospectus.

      I have examined and relied upon originals or copies certified or otherwise identified to my satisfaction of such agreements, documents, certificates and other statements of government officials of the State of Delaware, officers and representatives of the Partnership, its General Partner, Baron Capital Trust (the "Trust"), and Baron Advisors, Inc., the managing shareholder of the Trust (the "Managing Shareholder"), and such other documents as I have deemed necessary or advisable for the purpose of rendering this opinion, including without limitation, the Certificate of Limited Partnership of the Partnership and the Declaration of Trust for the Trust in effect on the date hereof; the specimen certificate for the Units; the Prospectus and all Exhibits and Schedules thereto. As to various questions of fact, material to my opinion, I have relied upon certificates of representatives and officers of the Partnership, the Trust and the Managing Shareholder.

      In my examination of the aforesaid agreements, instruments, certificates and other documents, I have assumed that:

      (i) The statements made therein are accurate and complete, except where I have actual knowledge to the contrary;

      (ii) The signatures on documents and instruments submitted to me as originals are authentic;

      (iii) The documents submitted to me as copies conform with the originals;

      (iv) Each Offeree who accepts the Exchange Offering has complied with all of the Offeree's obligations and agreements arising under the Election Form and any other agreements, instruments and other documents to which the Offeree is a party which are relevant to this opinion; and


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      (v) Each Offeree who accepts the Exchange Offering has full power and authority (by virtue of having taken all requisite action) to execute and deliver and to perform the Offeree's obligations under said agreements and to engage in the transactions contemplated thereby.

      I have made such inquiry of the Partnership, the Trust and the Managing Shareholder and have examined the Certificate of Limited Partnership of the Partnership and other records, documents, agreements and instruments, certificates of representatives and officers of the Partnership, the Trust and the Managing Shareholder and of public officials and have made such investigations as to matters of fact and law as I have deemed necessary or relevant in connection with the opinions hereinafter set forth. In making such investigation, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, whether certified or not, as well as the legal capacity of natural persons.

      The opinion set forth herein is based on the laws of the State of Delaware, and no opinion is expressed as to the laws of any other jurisdiction.

      The opinion hereinafter expressed is subject to the following additional qualifications:

      (a) I express no opinion herein with respect to the availability of equitable remedies, including specific performance or injunctive relief; and

      (b) I express no opinion herein as to compliance or non-compliance with the antifraud provisions of any state or federal securities law, rule or regulation.

      Based on the foregoing and in reliance thereon, and upon consideration of such matters of law as I have deemed appropriate, and with the foregoing qualifications, I am of the opinion that (i) the Units will, when issued in connection with the Exchange Offering, be legally issued, fully paid and non-assessable and (ii) the Common Shares of the Trust into which Units issued in the Exchange Offering are exchangeable at the option of the holders of such Units following the Exchange Offering, will, when issued in connection with any exchanges requested by such holders, be legally issued, fully paid and non-assessable.

      I hereby consent to the reference made to me under the heading "Legal Matters" in the Prospectus.


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      This opinion is rendered only to you and is solely for your benefit and may not be relied upon any party other than you.

                                        Very truly yours,


                                        Dennis P. Spates


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